UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

SRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court

Fairfax, Virginia

(Address of principal executive offices)

22033

(Zip Code)

(703) 803-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    On February 3, 2010, David H. Langstaff notified SRA International, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) of the Company, effective May 5, 2010, for personal reasons and to devote more time to his various business interests. Mr. Langstaff currently serves as the chairman of the Compensation and Personnel Committee. Mr. Langstaff’s resignation was not the result of any disagreement between the Company and Mr. Langstaff on any matter relating to the Company’s operations, policies or practices.

On February 4, 2010, John W. Barter notified the Company that, for personal reasons, he will not stand for re-election to the Board at the Company’s 2010 annual meeting of stockholders. Mr. Barter currently serves as the chairman of the Audit and Finance Committee. Mr. Barter’s decision not to stand for re-election was not the result of any disagreement between the Company and Mr. Barter on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

/s/ MARK D. SCHULTZ
Name:	Mark D. Schultz
Title:	Senior Vice President & General Counsel

Date: February 9, 2010